Workiva Inc. Announces Fourth Quarter and Full Year 2023 Financial Results
•Subscription revenues of $149 million in Q4 2023, representing 18% year-over-year growth
•Total revenues of $167 million in Q4 2023, representing 16% year-over-year growth
•Subscription revenues of $559 million for full year 2023, representing 20% year-over-year growth
•Achieved 32% YOY Growth of Customers with Annual Contract Value Over $300K

NEW YORK - February 20, 2024 – Workiva Inc. (NYSE:WK), the world’s leading cloud platform for assured integrated reporting, today announced financial results for its fourth quarter and full year ended December 31, 2023.
"Workiva closed out the year with another solid quarter", said Workiva CEO Julie Iskow. "Our solid fourth-quarter and full year results demonstrate the durability of our business and the ongoing market adoption for our assured integrated reporting platform. Leading organizations are investing in our strategic platform that brings together financial reporting, GRC, and ESG. We shine where data consistency, integrity and accuracy are critical and narrative is required."
"For Q4, we exceeded our revenue guidance by $2 million dollars," said Workiva CFO Jill Klindt. "Our platform approach continues to drive performance. In the quarter, we generated 64% of our subscription revenue from customers with multiple solutions. We finished the year strong with 2023 subscription revenue growth of 20%, and we generated $71 million dollars in operating cash flow, the strongest cash-flow performance in Workiva's history."
Fourth Quarter 2023 Financial Results
•Revenue: Total revenue for the fourth quarter of 2023 reached $167 million, an increase of 16% from $144 million in the fourth quarter of 2022. Subscription and support revenue contributed $149 million, up 18% versus the fourth quarter of 2022. Professional services revenue was $18 million, relatively flat compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the fourth quarter of 2023 was $129 million compared with $109 million in the same quarter of 2022. GAAP gross margin was 77.3% versus 76.1% in the fourth quarter of 2022. Non-GAAP gross profit for the fourth quarter of 2023 was $131 million, an increase of 18% compared with the prior year's fourth quarter, and non-GAAP gross margin was 78.4% compared to 77.1% in the fourth quarter of 2022.
•Results from Operations: GAAP loss from operations for the fourth quarter of 2023 was $9 million compared with a loss of $13 million in the prior year's fourth quarter. Non-GAAP income from operations was $13 million compared with non-GAAP income from operations of $5 million in the fourth quarter of 2022.
•GAAP Net Loss: GAAP net loss for the fourth quarter of 2023 was $4 million compared with a net loss of $14 million for the prior year's fourth quarter. GAAP net loss per basic and diluted share was $0.08 compared with a net loss per basic and diluted share of $0.26 in the fourth quarter of 2022.
•Non-GAAP Net Income: Non-GAAP net income for the fourth quarter of 2023 was $18 million compared with net income of $4 million in the prior year's fourth quarter. Non-GAAP net income per basic share was $0.33 and net income per diluted share was $0.30 compared with net income per basic share and diluted share of $0.08 in the fourth quarter of 2022.
•Liquidity: As of December 31, 2023, Workiva had cash, cash equivalents, and marketable securities totaling $814 million, compared with $431 million as of December 31, 2022. In August 2023, we issued
$702.0 million aggregate principal amount of 1.250% convertible senior notes due in 2028. We used $396.9 million of the net proceeds from the 2028 Notes offering to repurchase $273.8 million principal amount, together with accrued and unpaid interest thereon, of our 2026 Notes. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028 and $15 million of finance lease obligations outstanding as of December 31, 2023.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,034 customers as of December 31, 2023, a net increase of 370 customers from December 31, 2022.
•Revenue Retention Rate: As of December 31, 2023, Workiva's revenue retention rate (excluding add-on revenue) was 98%, and the revenue retention rate including add-on revenue was 110%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of December 31, 2023, Workiva had 1,631 customers with an annual contract value (“ACV”) of more than $100,000, up 21% from 1,345 customers at December 31, 2022. Workiva had 915 customers with an ACV of more than $150,000, up 27% from 718 customers in the fourth quarter of 2022. Workiva had 311 customers with an ACV of more than $300,000, up 32% from 236 customers in the fourth quarter of 2022.
Full Year 2023 Financial Results
•Revenue: Total revenue for the full year 2023 reached $630 million, an increase of 17% from $538 million in 2022. Subscription and support revenue contributed $559 million, up 20% compared to 2022. Professional services revenue was $71 million, a decrease of 2% compared to the prior year.
•Gross Profit: GAAP gross profit for 2023 was $476 million compared with $408 million in 2022. GAAP gross margin was 75.6% versus 75.9% in the prior year. Non-GAAP gross profit for 2023 was $483 million, an increase of 17% compared to 2022, and non-GAAP gross margin was 76.7% compared to 76.9%.
•Results from Operations: GAAP loss from operations for 2023 was $95 million compared with a loss of $89 million in the prior year. Non-GAAP income from operations was $10 million, compared with a non-GAAP loss from operations of $13 million in 2022.
•GAAP Net Loss: GAAP net loss for 2023 was $128 million compared with a net loss of $91 million in the prior year. GAAP net loss per basic and diluted share was $2.36 compared with a net loss per basic and diluted share of $1.72 in 2022.
•Non-GAAP Net Loss: Non-GAAP net loss for 2023 was $23 million compared with a net loss of $15 million in the prior year. Non-GAAP net loss per basic and diluted share was $0.42, compared with a net loss per basic and diluted share of $0.29 in 2022. In connection with the partial repurchase of our convertible notes due in 2026 described above, we recorded a loss on induced conversion of $45.1 million which was recorded as interest expense.
•Cash Flow: Net cash provided by operating activities was $71 million in 2023, compared to cash provided by operating activities of $11 million in 2022.
Financial Outlook
As of February 20, 2024, Workiva is providing guidance as follows:
First Quarter 2024 Guidance:
•Total revenue is expected to be in the range of $173 million to $175 million.
•GAAP loss from operations is expected to be in the range of $20.5 million to $18.5 million.
•Non-GAAP income from operations is expected to be in the range of $4 million to $6 million.
•GAAP net loss per basic share is expected to be in the range of $0.29 to $0.25.
•Non-GAAP net income per basic share is expected to be in the range of $0.15 to $0.19.
•Net income (loss) per basic share is based on 55.0 million weighted-average shares outstanding.
Full Year 2024 Guidance:
•Total revenue is expected to be in the range of $718 million to $722 million.
•GAAP loss from operations is expected to be in the range of $85 million to $81 million.
•Non-GAAP income from operations is expected to be in the range of $17 million to $21 million.
•GAAP net loss per basic share is expected to be in the range of $1.28 to $1.21.
•Non-GAAP net income per basic share is expected to be in the range of $0.56 to $0.63.
•Net income (loss) per basic share is based on 55.3 million weighted-average shares outstanding.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the fourth quarter and full year 2023, in addition to discussing the Company’s outlook for the first quarter and full year 2024. To access this call, dial 888-330-2469 (U.S. domestic) or 240-789-2740 (international). The conference ID is 8736384. A live webcast of the conference call will be accessible in the "Investors" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through February 27, 2024, at 800-770-2030 (U.S. domestic) or 647-362-9199 (international). The replay pass code is 8736384. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.
About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading cloud platform for assured integrated reporting to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Workiva offers the only unified SaaS platform that brings customers’ financial reporting, Environmental, Social, and Governance (ESG), and Governance, Risk, and Compliance (GRC) together in a controlled, secure, audit-ready platform. Our platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Mike Rost		Rotha Brauntz
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(unaudited)
Revenue
Subscription and support	$148,788	$125,871	$558,645	$464,935
Professional services	17,865	17,932	71,394	72,940
Total revenue	166,653	143,803	630,039	537,875
Cost of revenue
Subscription and support (1)	25,113	21,028	99,193	77,711
Professional services (1)	12,732	13,328	55,029	52,174
Total cost of revenue	37,845	34,356	154,222	129,885
Gross profit	128,808	109,447	475,817	407,990
Operating expenses
Research and development (1)	42,555	38,072	172,790	151,716
Sales and marketing (1)	71,867	60,381	287,035	245,260
General and administrative (1)	23,859	24,271	110,519	99,778
Total operating expenses	138,281	122,724	570,344	496,754
Loss from operations	(9,473)	(13,277)	(94,527)	(88,764)
Interest income	10,336	2,555	25,882	4,880
Interest expense	(3,202)	(1,502)	(53,639)	(6,042)
Other (expense) and income, net	(364)	(541)	(1,814)	926
Loss before provision for income taxes	(2,703)	(12,765)	(124,098)	(89,000)
Provision for income taxes	1,493	1,137	3,427	1,947
Net loss	$(4,196)	$(13,902)	$(127,525)	$(90,947)
Net loss per common share:
Basic and diluted	$(0.08)	$(0.26)	$(2.36)	$(1.72)
Weighted-average common shares outstanding - basic and diluted	54,432,003	53,279,147	54,099,757	52,954,079

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(unaudited)
Cost of revenue
Subscription and support	$1,298	$880	$5,030	$3,437
Professional services	617	550	2,540	2,128
Operating expenses
Research and development	4,764	3,282	18,441	12,554
Sales and marketing	7,005	4,935	27,774	19,323
General and administrative	7,052	6,960	44,980	33,218

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	As of December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$256,100	$240,197
Marketable securities	557,622	190,595
Accounts receivable, net	125,193	106,316
Deferred costs	39,023	38,350
Other receivables	7,367	6,674
Prepaid expenses and other	23,631	17,957
Total current assets	1,008,936	600,089
Property and equipment, net	24,282	27,096
Operating lease right-of-use assets	12,642	13,932
Deferred costs, non-current	33,346	33,682
Goodwill	112,097	109,740
Intangible assets, net	22,892	28,234
Other assets	4,665	6,847
Total assets	$1,218,860	$819,620
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$5,204	$6,174
Accrued expenses and other current liabilities	97,921	83,999
Deferred revenue	380,843	316,263
Finance lease obligations	532	504
Total current liabilities	484,500	406,940
Convertible senior notes, non-current	762,455	340,257
Deferred revenue, non-current	36,177	38,237
Other long-term liabilities	178	1,518
Operating lease liabilities, non-current	10,890	12,102
Finance lease obligations, non-current	14,050	14,583
Total liabilities	1,308,250	813,637
Stockholders’ (deficit) equity
Common stock	54	53
Additional paid-in-capital	562,942	537,732
Accumulated deficit	(652,641)	(525,116)
Accumulated other comprehensive loss	255	(6,686)
Total stockholders’ (deficit) equity	(89,390)	5,983
Total liabilities and stockholders’ (deficit) equity	$1,218,860	$819,620

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(unaudited)
Cash flows from operating activities
Net loss	$(4,196)	$(13,902)	$(127,525)	$(90,947)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,787	2,847	11,140	10,212
Stock-based compensation expense	20,736	16,607	98,765	70,660
Provision for doubtful accounts	353	74	410	156
Realized loss on sale of available-for-sale securities, net	—	—	708	—
(Accretion) amortization of premiums and discounts on marketable securities, net	(3,186)	(163)	(7,716)	1,079
Amortization of issuance costs and debt discount	608	325	1,730	1,298
Induced conversion expense	—	—	45,144	—
Deferred income tax	3	629	(14)	538
Changes in assets and liabilities:
Accounts receivable	(25,561)	(22,703)	(18,318)	(28,893)
Deferred costs	(5,971)	(5,834)	277	(8,496)
Operating lease right-of-use asset	1,177	1,276	4,984	5,153
Other receivables	(334)	(1,693)	(2,176)	(1,655)
Prepaid expenses	(1,038)	(3,783)	(5,023)	(2,913)
Other assets	751	(1,336)	2,230	(2,441)
Accounts payable	265	(3,557)	(1,002)	2,438
Deferred revenue	37,887	33,084	60,112	61,657
Operating lease liability	(1,004)	(1,298)	(4,133)	(5,055)
Accrued expenses and other liabilities	1,065	(1,841)	11,282	(1,457)
Net cash provided by (used in) operating activities	24,342	(1,268)	70,875	11,334
Cash flows from investing activities
Purchase of property and equipment	(392)	(1,232)	(2,124)	(3,458)
Purchase of marketable securities	(251,296)	(31,190)	(573,304)	(130,754)
Sale of marketable securities	—	—	65,052	14,981
Maturities of marketable securities	76,547	43,708	153,358	150,565
Acquisitions, net of cash acquired	—	—	—	(99,186)
Purchase of intangible assets	(68)	(52)	(235)	(160)
Net cash (used in) provided by investing activities	(175,209)	11,234	(357,253)	(68,012)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	1,148	678	4,472	3,273
Taxes paid related to net share settlements of stock-based compensation awards	(35)	(1,889)	(9,459)	(12,541)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	12,513	9,256
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	—	691,113	—
Payments for repurchase of convertible senior notes	—	—	(396,869)	—
Principal payments on finance lease obligations	(129)	(233)	(505)	(1,575)
Net cash provided by (used in) financing activities	984	(1,444)	301,265	(1,587)
Effect of foreign exchange rates on cash	1,719	2,178	1,637	(1,924)
Net (decrease) increase in cash and cash equivalents	(148,164)	10,700	16,524	(60,189)
Cash and cash equivalents at beginning of period	404,885	229,497	240,197	300,386
Cash and cash equivalents at end of period	$256,721	$240,197	$256,721	$240,197

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$256,100	$240,197	$256,100	$240,197
Restricted cash included within prepaid expenses and other at end of period	621	—	621	—
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$256,721	$240,197	$256,721	$240,197

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Gross profit, subscription and support	$123,675	$104,843	$459,452	$387,224
Add back: Stock-based compensation	1,298	880	5,030	3,437
Gross profit, subscription and support, non-GAAP	$124,973	$105,723	$464,482	$390,661

Gross profit, professional services	$5,133	$4,604	$16,365	$20,766
Add back: Stock-based compensation	617	550	2,540	2,128
Gross profit, professional services, non-GAAP	$5,750	$5,154	$18,905	$22,894

Gross profit	$128,808	$109,447	$475,817	$407,990
Add back: Stock-based compensation	1,915	1,430	7,570	5,565
Gross profit, non-GAAP	$130,723	$110,877	$483,387	$413,555

Cost of revenue, subscription and support	$25,113	$21,028	$99,193	$77,711
Less: Stock-based compensation	1,298	880	5,030	3,437
Cost of revenue, subscription and support, non-GAAP	$23,815	$20,148	$94,163	$74,274

Cost of revenue, professional services	$12,732	$13,328	$55,029	$52,174
Less: Stock-based compensation	617	550	2,540	2,128
Cost of revenue, professional services, non-GAAP	$12,115	$12,778	$52,489	$50,046

Research and development	$42,555	$38,072	$172,790	$151,716
Less: Stock-based compensation	4,764	3,282	18,441	12,554
Less: Amortization of acquisition-related intangibles	886	867	3,554	3,107
Research and development, non-GAAP	$36,905	$33,923	$150,795	$136,055

Sales and marketing	$71,867	$60,381	$287,035	$245,260
Less: Stock-based compensation	7,005	4,935	27,774	19,323
Less: Amortization of acquisition-related intangibles	587	581	2,392	1,954
Sales and marketing, non-GAAP	$64,275	$54,865	$256,869	$223,983

General and administrative	$23,859	$24,271	$110,519	$99,778
Less: Stock-based compensation	7,052	6,960	44,980	33,218
General and administrative, non-GAAP	$16,807	$17,311	$65,539	$66,560

Loss from operations	$(9,473)	$(13,277)	$(94,527)	$(88,764)
Add back: Stock-based compensation	20,736	16,607	98,765	70,660
Add back: Amortization of acquisition-related intangibles	1,473	1,448	5,946	5,061
Income (loss) from operations, non-GAAP	$12,736	$4,778	$10,184	$(13,043)

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net loss	$(4,196)	$(13,902)	$(127,525)	$(90,947)
Add back: Stock-based compensation	20,736	16,607	98,765	70,660
Add back: Amortization of acquisition-related intangibles	1,473	1,448	5,946	5,061
Net income (loss), non-GAAP	$18,013	$4,153	$(22,814)	$(15,226)

Net loss per basic and diluted share:	$(0.08)	$(0.26)	$(2.36)	$(1.72)
Add back: Stock-based compensation	0.38	0.31	1.83	1.33
Add back: Amortization of acquisition-related intangibles	0.03	0.03	0.11	0.10
Net income (loss) per basic share, non-GAAP	$0.33	$0.08	$(0.42)	$(0.29)
Net income (loss) per diluted share, non-GAAP	$0.30	$0.08	$(0.42)	$(0.29)

Weighted-average common shares outstanding - basic, non-GAAP	54,432,003	53,279,147	54,099,757	52,954,079
Weighted-average common shares outstanding - diluted, non-GAAP	60,523,201	54,938,441	54,099,757	52,954,079

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending March 31, 2024			Year ending December 31, 2024

Loss from operations, GAAP range	$(20,500)	-	$(18,500)	$(85,000)	-	$(81,000)
Add back: Stock-based compensation	23,200		23,200	97,000		97,000
Add back: Amortization of acquisition-related intangibles	1,300		1,300	5,000		5,000
Income from operations, non-GAAP range	$4,000	-	$6,000	$17,000	-	$21,000

Net loss per share, GAAP range	$(0.29)	-	$(0.25)	$(1.28)	-	$(1.21)
Add back: Stock-based compensation	0.42		0.42	1.75		1.75
Add back: Amortization of acquisition-related intangibles	0.02		0.02	0.09		0.09
Net income per share, non-GAAP range	$0.15	-	$0.19	$0.56	-	$0.63

Weighted-average common shares outstanding - basic	55,000,000		55,000,000	55,300,000		55,300,000